Exhibit (k)(7)

FIRST AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT

This FIRST AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT (this “Amendment”), dated as of April 24, 2026, is entered into by and among POWERLAW CORP., a Maryland corporation, as the borrower (the “Borrower”), and STIFEL BANK, as the lender (the “Lender”).

WHEREAS, the parties hereto have entered into that certain Senior Secured Credit Agreement dated as of December 31, 2025 (as amended hereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower requested that the Lender agree to certain modifications to the Credit Agreement and the Lender has agreed to such requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1 Definitions. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.

Section 2 Amendments to the Credit Agreement. As of the Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

2.1 The defined term “Commitment Amount” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Commitment Amount” means $50,000,000 on the Closing Date, which may be increased from time to time pursuant to the terms hereof.

2.2 Schedule 1.01 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex A hereto.

Section 3 Conditions Precedent. Section 2 hereof shall become effective on the date (the “Effective Date”) on which the Lender shall have received the following:

3.1 this Amendment, duly executed and delivered by the parties hereto;

3.2 a facility increase fee in an amount equal to one hundred basis points (1.00%) prorated for the remaining life of the facility of the amount by which the Commitment Amount is increasing as of the Effective Date, which such facility increase fee shall be fully earned when paid and be nonrefundable; and

3.3 payment of all fees and other amounts due and payable on or prior to the date hereof pursuant to the Loan Documents, including the fees and disbursements of the Lender’s counsel, Cadwalader, Wickersham & Taft LLP.

Section 4 Miscellaneous.

4.1 Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

4.2 References to the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “this Credit Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

4.3 Representations and Warranties. Borrower hereby represents and warrants that (a) this Amendment is the legal and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law); (b) no Event of Default or a Cash Control Event has occurred and is continuing on the Effective Date; and (c) the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Effective Date with the same force and effect as if made on and as of the Effective Date (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case, such representation or warranty shall be true and correct in all material respects as of such earlier date); provided that if any such representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this Section 4.3(c); and (d) the resolutions with respect to Borrower, which were duly adopted on December 31, 2025 and delivered to the Lender on such date (i) authorize the execution, delivery and performance by Borrower of this Amendment and each other agreement, instrument or document to be executed and delivered by Borrower in connection with the transactions contemplated hereunder; and (ii) such resolutions have not been rescinded, amended or modified since the date of their adoption and remain in full force and effect as of the Effective Date.

4.4 Reaffirmation of Obligations. Borrower (a) acknowledges and consents to all of the terms and conditions of this Amendment; (b) affirms all of its obligations under the Loan Documents; and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge Borrower’s obligations under the Loan Documents.

4.5 Reaffirmation of Security Interests. Borrower (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting; and (b) agrees that this Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

4.6 No Other Changes. Except as specifically amended by this Amendment, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.7 No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

4.8 Governing Law. This Amendment, and any claim, controversy or dispute arising under or related to or in connection therewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

4.9 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns as provided in the Credit Agreement.

4.10 Headings. Section headings in this Amendment are for convenience of reference only and shall in no way affect the interpretation of this Amendment.

4.11 Multiple Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:
POWERLAW CORP.

By:	/s/ Peter Smith
	Name:	Peter Smith
	Title:	President

PowerLaw Corp.
First Amendment to Senior Secured Credit Agreement

LENDER : STIFEL BANK, as Lender

By:	/s/ Luke Jones
	Name:	Luke Jones
	Title:	Assistant Vice President

PowerLaw Corp.
First Amendment to Senior Secured Credit Agreement

Annex A

Schedule 1.01

Lender’s Lending Office; Lender Commitments; Lending Offices

LENDER COMMITMENT

Name	Commitment
STIFEL BANK	$50,000,000
TOTAL:	$50,000,000

LENDER’S LENDING OFFICE

STIFEL BANK

All notices to:

Stifel Bank
as the Lender
501 North Broadway
St. Louis, Missouri 63102
Attn: Mike Breaux, Managing Director
Email: fundbanking@stifelbank.com; loanservices@stifelbank.com

and

Stifel Bank
501 North Broadway
St. Louis, Missouri 63102
Attn: General Counsel
Email: StifelBankLegal@stifel.com

A-1